                                                                                          Exhibit 10.20

WELLCARE HOLDINGS, LLC

TIME VESTING OPTION AGREEMENT

This Time Vesting Option Agreement (the “Agreement”) is made as of [ ], by and between WellCare Holdings, LLC, a Delaware limited liability company (the “Company”), and [ ] (“Grantee”). Capitalized terms used herein and not otherwise defined are defined in Section 15 hereof.

WHEREAS, Grantee serves as a [director of] [consultant to] the Company and/or one or more of its Subsidiaries; and

WHEREAS, the Company and Grantee desire to enter into this Agreement (i) to provide for the grant of an option to acquire Class A Common Units of the Company to Grantee pursuant to the terms contained herein and (ii) to provide certain rights and obligations with respect to Grantee’s ownership of Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Grant of Option. The Company hereby grants to Grantee, as of the date hereof, an option (the “Option”) to purchase from the Company [ ] Class A Common Units (the “Units”), at the exercise price of $[ ] per Class A Common Unit (the “Exercise Price”), subject to the terms and conditions set forth herein.

2.  Exercise of Option. Subject to the terms and conditions contained herein, including Section 5 hereof, the Option may be exercised to the extent it has become vested, by written notice to the Company at any time and from time to time after the date of grant. The Option may be exercised for a fraction of a Class A Common Unit.

3.  Expiration of Option. The Option shall not be exercisable in any event after the date 10 years after the date hereof. Any part of the Option that is not vested on the Termination Date shall expire and be forfeited on such date, and any part of the Option that is vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised within 60 days following the Termination Date (180 days if the Termination Date occurs as a result of the death of Grantee), but in no event after the date 10 years after the date hereof. Notwithstanding anything to the contrary in this Agreement, if, as of immediately after a Sale of the Company, any part of the Option is not vested, then such unvested part shall expire and be forfeited as of immediately after such Sale of the Company.

4.  Vesting of Option.

(a)  The Option may be exercised only to the extent it has become vested. The Option shall fully vest and become exercisable with respect to all of the Units if and only if the Grantee [continuously serves as a director of the Company and/or one of its Subsidiaries] [remains continuously engaged as a consultant by the Company or one of its Subsidiaries] during the period beginning on [ ] (the “Vesting Commencement Date”) and ending on the fourth anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, the Option shall cumulatively vest and become exercisable with respect to (i) 25% of the Units (rounded to the nearest one-hundredth (0.01) of a Class A Common Unit) upon the first anniversary of the Vesting Commencement Date, and (ii) 2.08333333% of the Units (rounded to the nearest one-hundredth (0.01) of a Class A Common Unit) upon the end of each full calendar month during the period beginning on the first anniversary of the Vesting Commencement Date and ending on the fourth anniversary of the Vesting Commencement Date, in each case, if and only if the Grantee [continuously serves as a director of the Company and/or one of its Subsidiaries] [remains continuously engaged as a consultant by the Company or one of its Subsidiaries] during the period beginning on the Vesting Commencement Date and ending on the applicable vesting date referred to above.

(b)  Notwithstanding anything contained herein to the contrary, once the Option has vested and become exercisable with respect to 100% of the Units, then the Option shall be fully vested and the provisions of this Section 4 shall cease to apply.

5.  Conditions to Exercise. The Option may not be exercised by Grantee unless the following conditions are met:

(a)  The Option has become vested with respect to the Units to be acquired pursuant to such exercise;

(b)  Grantee shall have executed and delivered a joinder to the LLC Agreement;

(c)  legal counsel for the Company must be satisfied at the time of exercise that the issuance of the Units upon exercise will be in compliance with the LLC Agreement, the Securities Act of 1933, as amended (the “Securities Act”), and applicable U.S. federal, state, local and foreign laws; and

(d)  Grantee must pay at the time of exercise the full Exercise Price for the Units being acquired hereunder.

6.  Transferability. The Option (including the right to receive the Units) may not be Transferred (as herein defined) or assigned by Grantee, other than by will or the laws of descent and distribution and, during the lifetime of Grantee, the Option may be exercised only by Grantee (or, if Grantee is incapacitated, by Grantee’s legal guardian or legal representative). In the event of the death of Grantee, the Option, to the extent it has not vested on the date of death, shall terminate; and the exercise of the Option, to the extent it has vested as of the date of death, may be made only by the executor or administrator of Grantee’s estate or the Person or Persons to whom Grantee’s rights under the Option pass by will or the laws of descent and distribution. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 6, such attempted violation shall be null and void and without effect, and the Company’s obligation hereunder shall terminate. Any Issued Units received upon exercise of the Option is subject to the repurchase right, restrictions on Transfer and other rights and obligations set forth below.

7.  Right to Purchase Units Upon Termination Date.

(a)  Repurchase Option. If a Termination Date occurs, then the Issued Units (whether held by Grantee or one or more transferees and including any Issued Units acquired subsequent to such Termination Date) will, at the Company’s election, be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 7 (the “Repurchase Option”) at a price per Issued Unit equal to the Fair Market Value per Issued Unit determined as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such Issued Unit between the applicable Valuation Date and the closing of the applicable repurchase.

(b)  Repurchase Procedures. The Repurchase Option is exercisable by the Company delivering written notice (the “Repurchase Notice”) to the holder or holders of the applicable Issued Units at any time during the six-month period beginning on the Termination Date. The Repurchase Notice will set forth the number of Issued Units to be acquired from such holder(s), an estimate of the aggregate consideration to be paid for such holder’s Units and the time and place for the closing of the transaction.

(c)  Closing of Repurchase. The closing of the transactions contemplated by this Section 7 will take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days after the delivery of such notice. The amount of the repurchase price to be paid for any Issued Units to be purchased by the Company pursuant to a Repurchase Option shall be determined pursuant to Section 7(a) hereof and the aggregate amount of such repurchase price shall be referred to herein as the “Aggregate Repurchase Price.” The Company will pay the applicable Aggregate Repurchase Price for any Issued Units to be purchased by the Company pursuant to a Repurchase Option by delivery of a check payable to or by wire transfer to an account or account(s) designated by the holder(s) of such Issued Units in an aggregate amount equal to the applicable Aggregate Repurchase Price for such Issued Units. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Issued Units by the Company pursuant to this Repurchase Option will be subject to applicable restrictions contained under applicable law (including Delaware law) and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Issued Units pursuant to this Section 7 which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions. The Company will receive from each seller regarding the sale of Issued Units the representation that such seller has good and marketable title to such Issued Units and that such Issued Units will be transferred to the Company free and clear of all liens, claims and other encumbrances.

8.  Restrictions on Transfer of Issued Units.

(a)  Neither the Grantee nor any Permitted Transferee (as herein defined) may directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of (a “Transfer”) any interest in any Issued Units, except (i) to the Company, (ii) in Public Sales or in an Approved Sale (as herein defined), (iii) pursuant to applicable laws of descent and distribution, or (iv) among Grantee’s Family Group but only if such Transfer is for valid estate planning purposes and has been approved by the Board; provided that the restrictions contained in this Section 8 will continue to be applicable to the Issued Units after any Transfer of the type referred to in clause (iii) or (iv) above and, as a condition to any such Transfer, the transferees of such Issued Units must agree in writing (which writing must be delivered to the Company) to be bound by the provisions of this Agreement (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such writing shall be entered into and delivered to the Company as soon as reasonably possible after such Transfer). Any transferee of Issued Units pursuant to a Transfer in accordance with clause (iii) or (iv) above is herein referred to as a “Permitted Transferee.” Upon the proposed Transfer of any Issued Units pursuant to clause (iii) or (iv) above, Grantee or such Permitted Transferee transferring such Issued Units will deliver a written notice (a “Transfer Notice”) to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s).

(b)  All Issued Units shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act, and may not be Transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

(c)  Any certificates representing Issued Units will bear the following legend, or a substantially similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THAT CERTAIN TIME VESTING OPTION AGREEMENT BETWEEN THE ISSUER AND [ ], A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The legend set forth above regarding this Agreement shall be removed from any certificates evidencing any securities which cease to be Issued Units.

(d)  No holder of Issued Units may Transfer any Issued Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel, reasonably acceptable in form and substance to the Company, further states that no subsequent Transfer of such Issued Units will require registration under the Securities Act, if applicable, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth above.

9.  Approved Sale of the Company.

(a)  If the Board or the holders of a majority of the number of voting Common Units then outstanding approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the outstanding Common Units (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties (each such sale, an “Approved Sale”), then each holder of Issued Units will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Issued Units will waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of equity securities, each holder of Issued Units will agree to sell all of his or her Issued Units on the terms and conditions approved by the Board or the holders of a majority of the voting Common Units then outstanding, as the case may be. Each holder of Issued Units will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company. Each holder of Issued Units hereby irrevocably constitutes and appoints the Company the true and lawful attorney of such holder, with full power of substitution, in the name of such holder or the Company to give effect to this Section 9, including the execution of any documentation necessary to transfer ownership of Issued Units pursuant to an Approved Sale. Each holder of Issued Units hereby agrees that the powers granted to the Company in the immediately preceding sentence are coupled with an interest and are irrevocable by any holder of Issued Units.

(b)  If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the U.S. Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Issued Units will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Issued Units appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Issued Units declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(c)  Each holder of Issued Units will bear their pro rata share (based upon the amount of consideration received) of the costs of any sale of Issued Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Units and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Issued Units on his or her own behalf will not be considered costs of the transaction hereunder.

10.  Holdback Agreement. No holder of Issued Units will effect any sale or distribution of Issued Units during the seven days prior to or the 180-day period beginning on the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing such underwritten Public Offering otherwise agree.

11.  Rights of Participants. Nothing in this Agreement shall confer upon Grantee any right to continue to serve as a [director of] [consultant to] the Company or any Subsidiary or create an employment relationship between the Grantee and the Company or any Subsidiary for any period of time.

12.  Adjustments to Option.

(a)  Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets or liquidation of the Company which is effected in such a way that holders of Class A Common Units (or any other type of equity securities subject to the Option) are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) in exchange for Class A Common Units (or such other type of equity securities subject to the Option) is referred to herein as an “Organic Change.” Except as otherwise provided herein, after the consummation of any Organic Change, the Option shall thereafter be exercisable for, rather than the applicable Units immediately theretofore acquirable and receivable upon exercise of such Option, such shares of stock, securities or assets (including cash) as may be issued or payable or in exchange for the number and class of Units immediately theretofore acquirable and receivable upon exercise of such Option had such Organic Change not taken place. Notwithstanding the foregoing, in the event of any proposed Organic Change or other transaction which would represent a Sale of the Company, the Company may, in its discretion, terminate any or all of the Option by written notice to the Grantee, subject to the payment, upon the consummation of such Sale of the Company, by the Company to the Grantee of the difference, if any, between the consideration which the Grantee (to the extent vested as of such Sale of the Company) would receive in such Sale of the Company for the applicable Issued Units if such Grantee exercised the Option (to the extent vested as of such Sale of the Company) immediately prior to such Sale of the Company and the Exercise Price of such Option (to the extent vested as of such Sale of the Company).

(b)  Adjustment for Change in Class A Common Units. In the event of a unit or stock split, stock or unit dividend or distribution or combination of units or shares which effects the number of outstanding Class A Common Units (or any other type of equity securities subject to the Option), the Company shall, in order to prevent the dilution or enlargement of rights under this Option, adjust (1) the number of securities or other consideration which are issuable upon exercise of the Option, (2) the Exercise Price specified herein and (3) other provisions of this Agreement which specify a number of securities, all as the Company determines to be appropriate and equitable.

13.  Notification of Inquiries and Agreements. Grantee and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Grantee or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation or question relating in any manner to the Option granted hereunder; or (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted hereunder (A) any amount in excess of the amount reported on Form 1099 or other informational form to Grantee by the Company, or (B) if no such form was received, any amount. Upon request, Grantee or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

14.  Legal Compliance. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company may at any time impose any limitations upon the exercise of the Option that, in the Company’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

15.  Definitions. The following terms are defined as follows:

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any member of such individual’s Family Group.

“Board” means the Company’s Board of Directors.

“Class A Common Units” means the Company’s Class A Common Units (as such term is defined in the LLC Agreement).

“Common Units” means the Company’s Common Units (as such term is defined in the LLC Agreement).

“Fair Market Value” per Class A Common Unit or of any other security as of any given date shall be as determined by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

“Family Group” means, when used with reference to a specified individual Person, (i) such Person’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Person and/or such Person’s spouse and/or descendants or (ii) any company, limited liability company or other entity which is controlled solely by such Person or such Person and such Person’s spouse.

“Independent Third Party” means any Person other than Soros Private Equity Investors LP or its Affiliates.

“Issued Units” means (i) all Class A Common Units issued upon the proper exercise of the Option and (ii) any other equity securities issued with respect to the Class A Common Units referred to in clause (i) above by way of a unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting Class A Common Units. Unless otherwise provided herein, except in connection with an Approved Sale or a Public Sale, Issued Units will continue to be Issued Units in the hands of any holder of Issued Units (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Issued Units hereunder.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Offering” means an underwritten public offering and sale of Class A Common Units or any common equity securities of any successor entity to the Company issued pursuant to a transaction of the type described in Section 12.16 of the LLC Agreement, in each case, pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any form for similar registration purposes, or an employee benefit plan pursuant to a registration statement on Form S-8 or any form for similar registration purposes.

“Public Sale” means the sale of Issued Units to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Sale of the Company” means any transaction (other than pursuant to a Public Offering) involving the Company and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding Common Units entitled to vote generally in the election of the Board (whether by merger, consolidation, sale of the Company’s Common Units or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity. Where not otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Termination Date” means the date that the Grantee ceases to serve as a [director of] [consultant to] the Company or any of its Subsidiaries for any reason.

“Valuation Date” means, with respect to the Repurchase Option, the date, if any, that the Company delivers a Repurchase Notice to a holder of Issued Units.

16.  Miscellaneous.

(a)  Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)  Notices. Any notice hereunder to the Company shall be addressed to the Company’s principal executive office, Attention: General Counsel, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

(c)  Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

(d)  Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all persons lawfully claiming under Grantee.

(e)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)  Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)  Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company (with approval of the Board) and Grantee.

* * * *

IN WITNESS WHEREOF, the Company and Grantee have executed this Time Vesting Option Agreement as of the date first above written.

WELLCARE HOLDINGS, LLC ____________________________________ Name: Title:
GRANTEE: ____________________________________